Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-87545) pertaining to the Equity Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-113973) pertaining to the Amended and Restated Equity and Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-126057) pertaining to the Amended and Restated Equity and Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-160273) pertaining to the Amended and Restated Equity and Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-167892) pertaining to the CNX Gas Corporation Equity Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-183039) pertaining to the Amended and Restated Equity and Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-211286) pertaining to the Amended and Restated Equity and Incentive Plan of CONSOL Energy Inc.,
•Registration Statement (Form S-8 No. 333-238309) pertaining to the Amended and Restated Equity and Incentive Compensation Plan of CNX Resources Corporation, and
•Registration Statement (Form S-8 No. 333-249096) pertaining to the Amended and Restated Equity and Incentive Compensation Plan of CNX Resources Corporation;

of our reports dated February 10, 2026, with respect to the consolidated financial statements and schedule of CNX Resources Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of CNX Resources Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 10, 2026